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                                                                    EXHIBIT 10.2


                                33 BRIDGE STREET

                                     PELHAM
                               HILLSBOROUGH COUNTY
                                  NEW HAMPSHIRE

                                      LEASE

                              33 BRIDGE STREET, LLC

                                       TO

                        WAKEFIELD THERMAL SOLUTIONS, INC.

                             DATED: OCTOBER 1, 2002








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                                      LEASE

         1. PARTIES:

         LANDLORD: 33 Bridge Street, LLC
                   9900 Carver Road, Suite 102
                   Cincinnati, Ohio 45242

         TENANT:   Wakefield Thermal Solutions, Inc.
                   33 Bridge Street
                   Pelham, New Hampshire  03076

         2. DEMISED PREMISES:

         Land and buildings known as 33 Bridge Street, Pelham, New Hampshire 03076, as conveyed from the Tenant to the Landlord by deed of even date.

         This Lease is conditioned upon Landlord's purchase of the Demised Premises on or before October 1, 2002. Either party may terminate the Lease if Landlord does not obtain title to the Demised Premises by October 1, 2002 upon written notice thereof to the other party.

         3. TERM:

         Term and Commencement Date: The term of this lease shall be for a period of fifteen years commencing on Closing of the purchase and sale of the Demised Premises for Landlord from Tenant and terminating at 11:59 pm on the fifteenth Anniversary Date of the Closing.

         4. RENT:

              a. Base Annual Rent shall be $629,375 for the first year of the Term. Thereafter, the Base Annual Rent shall increase: in years 2-5 of the Term, by 2% per year over the Base Annual Rent for the preceding year; in years 6-10 of the Term, by 2 1/4% per year over the Base Annual Rent for the preceding year; and in years 11-15 of the Term, by 2 1/2% per year over the Base Annual Rent for the preceding year.

         The Tenant shall pay, commencing on or before the Commencement Date and on the first day of each calendar month thereafter, in advance, without notice or demand and without abatement, deduction or setoff, the annual base rent in equal monthly installments, at the address of the Landlord, or of Landlord's agent, or at such other place or places as the Landlord may designate. If the commencement date of this Lease shall occur on a day other than the first

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day of a month, the Tenant shall pay a pro rata share of rent for the first and last month of the term hereof to enable all rent payments to be made on the first day of the month.

         This lease shall be interpreted as a triple net lease with the Tenant responsible for payment of the "additional rent" as follows:

              b. Real Estate Taxes: The Tenant shall pay as additional rent (hereinafter referred to as "Tenant's Tax Payment"):

                (i) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against the Demised Premises or any part thereof, the Base Annual Rent or any additional rent reserved or payable hereunder, this Lease or the leasehold estate hereby created or which arise in respect of the operation, possession, occupancy or use of the Demised Premises;

                (ii) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Base Annual Rent, any additional rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Demised Premises;

                (iii) all sales and use taxes which may be levied or assessed against or payable by Landlord or Tenant on account of the acquisition, leasing or use of the Demised Premises or any portion thereof; and

                (iv) all charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Demised Premises.

         Tenant's Tax Payment shall be timely paid directly from Tenant to the appropriate taxing authority in advance and Tenant shall provide Landlord with proof that all such payments were made in advance of their respective due dates. Notwithstanding the foregoing, at Landlord's sole option and/or if any lender of Landlord requires it to do so, then, Landlord may give Tenant written notice of its estimate of Tenant's Tax Payment and any other amount(s) payable under this section, in advance, for each ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord one-twelfth (1/12th) of said estimated amount; however, if no such notice is given by Landlord then Tenant will continue to pay on the basis of the prior year's estimate until the month after notice is given by Landlord. If at any time or times it appears to Landlord that the amounts payable hereunder will vary from its estimate by more than 10% then Landlord will, by written notice to Tenant, revise its estimate for the year, and subsequent payments by Tenant for the year will be based upon the revised estimate.

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         In the event Landlord, or Tenant, at its own expense, shall file an abatement of real estate taxes and receive an abatement or refund for any period of time Tenant is in occupancy and Tenant has paid taxes that exceed its pro rata share taking into account such abatement or refund, then Landlord shall send to Tenant within ten (10) days of receipt of same, Tenant's pro rata share of such refund in excess of taxes paid minus the legal expenses and other costs incurred in obtaining such abatement. Further, if such taxes are subsequently adjusted for any prior period affecting Tenant's occupancy including Landlord's or municipality's error, Tenant shall be liable for payment of all such just taxes.

         The Tenant's Tax Payment for the first and last lease years shall be adjusted on a pro rata basis for the tax year of the municipality where the Demised Premises is situated.

              c. Payment of Expenses: The Tenant shall pay, as the same come due and not as additional rent (hereinafter to be referred to as "Tenant's Expense Payment"), all of the various expenses and costs of every kind or nature paid or incurred by or for the Demised Premises, including but not limited to, landscape maintenance, parking lot maintenance, trash removal, snow and ice removal, fire insurance and extended coverage, general liability insurance, property management, maintenance of the building and all building systems, and all capital repairs or replacements depreciable within the remaining term of this Lease or then-current renewal term and excepting only those expenses for roof and structural repairs, replacements and maintenance which are not caused by the negligence of Tenant or its invitees.

              d. Verification: In the event that an arrearage or overage exists, the Tenant or Landlord (as the case may be) shall pay same to the other party within thirty (30) days of receipt of statement.

         Either party shall have the right to inspect the other's books and records relative to Tenant's Tax Payment and Tenant's Expense Payment charges during normal business hours and upon reasonable prior notice.

              e. Penalty: In the event the Tenant fails to make any payment within ten (10) calendar days of its due date, the Tenant shall incur a late charge on all such payments equal to five percent (5%) of such late payment.

         5. COVENANTS OF THE TENANT:

              a. Use: The Tenant shall occupy the Demised Premises exclusively for manufacturing and warehouse use, including administrative offices and its use and occupation thereof shall conform to all applicable local, state and federal ordinances, regulations and laws.

              b. Utilities, Equipment, Etc.: The Tenant shall pay the cost of all charges of utilities to the Demised Premises, including, but not limited to and where made available, gas, electrical, fuel, oil, telephone, water, sewerage, and other items used directly by the Tenant.

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Tenant agrees to maintain and keep in good repair the heating and air-conditioning systems by procuring and continuing in force a heating and air-conditioning service contract as approved by Landlord providing for regular and ordinary repairs and maintenance of said systems.

              c. Maintenance: (i) Tenant acknowledges that it has received the Demised Premises in good condition, repair and appearance. Tenant agrees that, at its expense, it shall keep and maintain the Demised Premises, including any altered, rebuilt, additional or substituted buildings, roofs, structures and other improvements thereto, in good repair and appearance, except for ordinary wear and tear. Tenant shall also make promptly, all foreseen and unforeseen, ordinary and extraordinary changes and repairs of every kind which may be required to be made to keep and maintain the Demised Premises in such good condition, repair and appearance and it will keep the Demised Premises orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants or conditions of any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Demised Premises are currently subject. Tenant shall, at its expense, use its best efforts to enforce compliance with any reciprocal easement or maintenance agreement benefitting the Demised Premises by any other person subject to such agreement except as otherwise specifically set forth in this Lease. Except as provided below, Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Demised Premises, or any part thereof, whether ordinary or extraordinary, foreseen or not foreseen to maintain the Demised Premises or any part thereof in any way. Tenant hereby expressly waives the right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the Term or which may thereafter be enacted. If Tenant shall abandon the Demised Premises, it shall give Landlord immediate notice thereof.

         Notwithstanding anything to the contrary contained in this Lease, during the first five (5) years of the Lease Term, Tenant shall be responsible for all repairs and maintenance to the Demised Premises, including all major structural repairs. From year five (5) through year ten (10) of the Lease Term, the cost of all major structural repairs shall be divided equally between Tenant and Landlord. From year ten (10) of the Lease Term through the end of the Lease Term, the cost of all major structural repairs shall be borne by the Landlord. "Major structural repairs" shall mean repairs to the foundation, the supporting walls, the roof, the HVAC system and other building systems, the cost of which in any one case exceeds $75,000.00.

                (ii) Upon the expiration or sooner termination of this Lease, Tenant shall quit and deliver up the Demised Premises to Landlord peaceably and quietly in good order and condition, as now or hereafter improved by Landlord or Tenant, reasonable use and wear thereof and damage by casualty or condemnation which is not the obligation of Tenant to repair excepted. Tenant shall, on or prior to the expiration or sooner termination of this Lease, remove all of Tenant's goods, effects, personal property, removable partitions, and business and trade fixtures; provided, however, that Tenant shall, in removing any such property, repair all damage caused by such removal.



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                (iii) Tenant shall not overload, damage or deface the Demised
Premises or unknowingly do any act to bring or keep anything thereon which may make void or voidable any insurance on the Demised Premises.

                (iv) Tenant may, at its expense, and in the instance of any additions or alterations whose cost will be $50,000.00 or less, after written notice to Landlord of its plans (which notice shall include a description of the proposed additions or alterations) and Landlord's approval of same, which shall not be unreasonably withheld, make additions and or alterations to the Demised Premises, and make substitutions and replacements therefor, provided, that (i) the market value of the Demised Premises shall not thereby be lessened; (ii) any such proposed addition, alteration, addition or replacement is architecturally consistent with the other improvements on the Demised Premises; (iii) such actions shall be performed in a good and workmanlike manner; (iv) such additions, alterations, substitutions and replacements shall not violate any term of any agreement or restriction to which the Demised Premises are subject and shall be expeditiously completed in compliance with all laws, ordinances, rules, regulations and requirements applicable thereto; and (v) Tenant is otherwise in compliance with all of the provisions of this Lease. Tenant shall promptly pay all costs and expenses of each such addition, alteration, substitution or replacement, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith. All such alterations, replacements and additions to the Demised Premises shall be and remain a part of the Demised Premises and the property of Landlord without additional consideration from Landlord and shall be subject to this Lease.

                (v) Tenant shall, at its own expense, cause to be discharged, by bonding or otherwise, within thirty (30) days after Tenant receives notice of the filing thereof, any mechanic's lien filed against the Demised Premises or any part thereof for work claimed to have been done or materials claimed to have been furnished on behalf of Tenant; provided, however, that Tenant shall have the right, in good faith and on notice in writing to Landlord, to contest any such lien, and its obligation to discharge the same may be deferred until such contest has been resolved, if (a) such deferral shall not permit the Demised Premises, or any lien thereon created by such item being contested, to be sold by federal, state, county or municipal authority for the non-payment thereof,
(b) such deferral shall not subject Landlord to civil liability or criminal prosecution and (c) Tenant shall provide to Landlord assurance (reasonably satisfactory to Landlord) of the payment of the item being contested (together with related interest and penalties) if the contested item is ultimately required to be paid.

                (vi) Upon the expiration or termination of this Lease, or within thirty (30) days of demand by Landlord, whichever is earlier, Tenant shall deliver to Landlord a set of the plans and specifications for the Improvements.

              d. Liability: The Tenant shall indemnify and save the Landlord harmless from and against any and all suits, claims, and demands of any kind or nature, by and on behalf of any person, firm, association, or corporation, arising out of or based upon any violation of Local, State or Federal Laws or Ordinances, incident, occurrence, injury, or damage which shall or may

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happen on or about the Demised Premises or any areas of egress and ingress immediately adjacent to the Demised Premises, and from and against any matter, thing, occupation, or use of the Demised Premises which was done or not done or caused to be done by the Tenant, its agents, servants, employees, licensees, and/or invitees.

              e. Assignment and Subletting: The Tenant shall not pledge or assign this Lease or sublet all or any part of the Demised Premises, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may assign this Lease to any purchaser of substantially all of its assets or a majority of its shares, subject to Landlord's receipt of the guaranty set forth in Section 24 of this Lease, but no such assignment shall be deemed a release of any obligations of Tenant under this Lease unless agreed to in writing by Landlord or unless the said assignee providing a guaranty of payment and performance has a net worth equal to or greater than that of Tenant and Guarantor. In the event of a subletting of the Demised Premises to any party, the obligations of the Tenant, and any guarantors of this Lease, shall not be relieved or diminished unless agreed to by Landlord. In determining whether to consent to any such pledge, assignment or sublease the Landlord and its lenders shall have the right to inspect the current financials, organizational documents, and all such other documents as are customarily requested by Landlords and lenders in connection with similar leases and properties.

              f. Subordination and Power of Attorney: The Tenant agrees, any provision of this Lease to the contrary notwithstanding, that, provided it receives a written non-disturbance agreement in commercially reasonable form and substance, it shall subordinate the lien of this Lease to any mortgage or mortgages which now exist or which may hereafter be placed upon the land and buildings of which the Demised Premises are a part, and to any renewal, extension or modification of such mortgages. The Tenant shall execute and deliver, upon demand, to the Landlord, at the Landlord's expense, such instrument or instruments as may be reasonably required to effect such subordination. In the event that Tenant shall fail or neglect to execute, acknowledge, or deliver any such subordination instrument, the Landlord, in addition to any other remedies, may, as the agent of the Tenant, execute, acknowledge, and deliver the same, and the Tenant hereby nominates, constitutes, and appoints the Landlord as the Tenant's attorney-in-fact for such purposes.

              g. Default: If the Tenant shall default in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of the provisions in any article or section of this Lease, including the default provisions, the Landlord, upon written notice to Tenant and without being bound to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of ten (10%) percent per annum, shall be paid to the Landlord by the Tenant.


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              h. Insurance: The Tenant shall, throughout the term of this Lease and any renewals, modifications, or extensions hereof, carry, at its expense, fire and extended coverage insurance with a carrier and in amounts reasonably acceptable to the Landlord (but not less than the Purchase Price paid by Landlord to acquire the Demised Premises from Tenant) and in any event sufficient to assure full replacement coverage without any co-insurance, and so called Tenant's comprehensive liability insurance on the Demised Premises and its use and occupation thereof with an insurance company authorized to do business in New Hampshire and acceptable to the Landlord, and all such other insurance as Landlord may, from time to time, reasonably require, so long as such other insurance is customarily required to be carried on similar properties, whether by institutional lenders or otherwise. Such insurance shall be carried in the name of and for the benefit of the Tenant and the Landlord, shall be written on an "occurrence basis", shall provide coverage of at least $3,000,000.00 in case of death or injury to more than one person, at least $5,000,000.00 in case of death or injury to more than one person, and at least $3,000,000.00 in case of loss, destruction, or damage to property. Such insurance shall also cover Tenant's items or improvements to the Demised Premises not covered by the fire and extended coverage insurance and normally available to an industrial tenant. If such insurance is not readily available to Tenant, Landlord may procure same and Tenant shall pay the cost thereof within five (5) days of the receipt of such premium notice covering at a minimum the current Lease year in advance. The Tenant shall also carry, at its expense, all such other insurance as Landlord and/or its lender(s) may, from time to time, reasonably require and/or which is customarily required to be carried on similar properties by landlords or institutional lenders in the industry, including rental insurance and will be responsible for reimbursement to Landlord for any rental interruption coverage as described in Paragraph 6 below.

         The Tenant shall furnish to the Landlord certification or proof of insurance prior to the execution of this Lease, and thereafter, at least twenty
(20) days prior to the expiration of the term or any modification or renewal of such policies. The policy shall contain such Landlord and mortgagee endorsements as set reasonably and requested by Landlord, and, at Landlord's option, shall require that any insurance proceeds be paid into an insurance trust.

              i. Attornment: In the event of foreclosure by any mortgagee holding a mortgage upon all or any part of the Demised Premises, the Tenant shall, upon written notice from the purchaser of the mortgaged property, attorn to and accept such purchaser or his assignee as the direct Landlord for the balance then remaining of the term of this Lease.

              j. Tenant's Lease Statements and Estoppel Certificates: Tenant shall execute subsequent Lease statements and estoppel certificates as may be required by prospective purchasers or subsequent mortgagees.

              k. Requirements of Law: During the initial and any renewal term of this Lease, Tenant shall, at its own cost and expense, with respect to the Demises Premises and/or Tenant's use thereof, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the Demised Premises or its appurtenances or any part thereof, and of all their respective departments, bureaus and officials, and of the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions,

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and of all insurance companies writing policies covering the Demised Premises or any part thereof, whether such laws, ordinances, requirements, orders, directions, rules or regulations relate to non-structural alterations, changes, additions, improvements, replacements or repairs, either inside or outside, extraordinary or ordinary, seen or unforeseen, or otherwise, to or in and about the Demised Premises, or the building thereon, or to any vaults, passageways, franchises, or privileges appurtenant thereto or connected with the enjoyment thereof or to alterations, changes, additions, improvements, replacements and repairs incident to or as a result of any use thereof, or otherwise, and whether the same are in force at the commencement of the term or may in the future by passed, enacted or directed.

              l. Guaranty: This Lease shall be guaranteed by Alpha Technologies, Inc., the form of said guaranty agreement being attached hereto as Exhibit A.

         6. COVENANTS OF THE LANDLORD:

              a. Quiet Enjoyment: The Landlord covenants, warrants and represents that it has full right and power to execute and perform this Lease and to grant the estate demised herein and covenants that the Tenant, on paying the rent herein reserved, and on performing the covenants and agreements hereof, shall, subject to any matters existing as of the date hereof or otherwise known to Tenant, peaceably and quietly hold and enjoy the Demised Premises and all rights, appurtenances and privileges thereto during the full term of this Lease.

              b. Utilities: The Landlord shall not be liable to the Tenant for any interruption in the supply of heat, power, electricity, gas, water, sewerage, air conditioning, or other utilities occasioned by any accident, repair, alteration, improvement, labor difficulty, or shortage of fuel, electricity, or other utilities from the sources where usually obtained or for any other cause, and all of the foregoing shall be paid by Tenant.

              c. Repairs: Landlord, at its expense, will make, or cause to be made, structural repairs to the Demised Premises [to the extent not depreciable by the Tenant during the remainder of the term (or any current renewal or other extension),] provided Tenant shall give Landlord notice of the necessity for such repairs, and further provided that Landlord may require the Tenant to pay for any such repairs required because of the negligent act or inaction, or wrongful act, of the Tenant or anyone acting for or through the Tenant.

              d. Disturbance or Damage:In the event the Demised Premises shall be so damaged as to require more than one hundred eighty (180) days to be substantially repaired or restored to a condition that will allow Tenant to conduct its normal business operations, or if the estimated cost of rebuilding, replacing and repairing same shall be or exceed $200,000.00, Tenant shall promptly notify Landlord thereof; and (whether or not such estimated costs shall be or exceed $200,000.00) Landlord may, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Demised Premises, at its expense, in such manner as to restore the same to the same condition, as nearly as possible, as existed prior to such casualty. Landlord will acquire all such loss of rental income or rental interruption insurance as it reasonably deems necessary to assure its receipt of all rent and other payments required under this Lease all at Tenant's sole costs. During the time the casualty continues, there shall be an equitable abatement of rent based on the amount of property being used in the event of a casualty

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that materially and substantially interferes with the Tenant's occupancy of the
Demised Premises. In the event the Demised Premises shall be totally destroyed by fire or other casualty, then the Tenant may, at its option, terminate this Lease; if such option is exercised, each party shall be relieved of any further obligation to the other except for the pro-rata return of any advance rent to the Tenant and the payment to the Landlord of a pro-rata share of any rent in arrears. Notwithstanding anything in this Lease to the contrary, during any period of time when there continues to exist a default by Tenant under the terms of this Lease, Landlord, in the exercise of its sole and absolute discretion, shall have the right to receive any insurance proceeds from any casualty and to apply same toward payment of any indebtedness owed instead of allowing such proceeds to be used by Tenant for the rebuilding or restoration of the damaged portion of the Demised Premises.

              e. Eminent Domain: If all the Demised Premises shall be taken for public purpose by eminent domain, then this Lease shall terminate as of the date on which the condemnor takes possession of the Demised Premises, and the parties shall be under no further obligation to one another hereunder except for the pro-rata return of any advance rent to the Tenant and the payment to the Landlord of a pro-rata share of any rent in arrears, including the tax and expense payments recited herein. If a portion of the Demised Premises shall be so taken so as to deprive the Tenant of the substantial use thereof, then this Lease shall terminate as in the preceding sentence.

         All damages awarded for any such taking, whether for whole or part of the Demised Premises, shall belong to and be the sole property of the Landlord, whether such damages shall be awarded as compensation for diminishing the value of the leasehold or otherwise, and the Tenant hereby assigns to the Landlord all its right, title, and interest thereto; provided, however, that the Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it by reason of the loss of its furniture, furnishings, or trade fixtures or for necessary moving expenses incidental thereto. The Tenant shall execute and deliver any document necessary to confirm the Landlord's rights hereunder.

         7. ENVIRONMENTAL MATTERS.

              a. Tenant will not cause or permit the release, generation, treatment, storage, recycling, handling, transportation or disposal of any hazardous or toxic materials ("Hazardous Materials") (as defined below) on, under or to emanate from the Demised Premises in violation of any applicable rules and regulations relating to the environment ("Environmental Laws") (as defined below), and shall cause the Demised Premises to comply with all Environmental Laws. The term "Environmental Laws" means all federal, state or local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, radioactive, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport or handling of Hazardous Substances, as well as all rules and regulations issued thereunder. The term "Hazardous Materials" means any substance or material which is or becomes defined as a "hazardous substance", "hazardous waste", or as "hazardous material" under any Environmental Law, and any other material or substance which

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becomes regulated under any Environmental Law, or which causes a nuisance upon or waste to the Demised Premises.

              b. Tenant will be solely responsible for and will defend, indemnify and hold Landlord and Landlord's members, agents, employees, licensees and lenders (collectively, "Landlord Indemnitees") harmless from and against all claims, costs and liabilities (including, without limitation, attorneys' fees and costs) arising out of or in connection with Tenant's breach of its obligations contained in this paragraph 7, the presence of any Hazardous Materials on the Demised Premises or any violation by Tenant of any Environmental Laws.

              c. Promptly after obtaining knowledge thereof, Tenant shall give to Landlord notice of the occurrence of any of the following events: (i) the issuance to Tenant or any other party of any notice, complaint or order of violation of non-compliance or liability of any nature whatsoever with regard to the Demised Premises or the use thereof with respect to Environmental Laws; or
(ii) any notice of a pending or threatened investigation as to whether any operations on the Demised Premises are not in compliance with any Environmental Laws. Tenant shall have the right to contest, by appropriate proceedings, any notice, complaint, order or finding of violation or non-compliance with or liability under any Environmental Laws affecting the Demised Premises or any use thereof, provided the same will not thereby subject Landlord or any Landlord Indemnitees to civil or criminal prosecution.

              d. Tenant shall promptly notify Landlord of any Remedial Measures (as defined below) which it proposes to undertake at the Demised Premises and shall diligently pursue such measures. Prior to Tenant entering into any written agreement with any governmental or other responsible authorities or commencing litigation concerning the scope, performance, or completion of Remedial Measures, Tenant agrees to consult with Landlord in good faith and to obtain Landlord's consent concerning such proposed agreement or litigation.

              e. Remedial Measures. As used herein, the term "Remedial Measures" shall mean any action designed to investigate, monitor or remedy an environmental condition including, without limitation, engineering studies, site investigations, soil and water sampling and analysis, groundwater monitoring and treatment, and water, soil or Hazardous Materials treatment, removal and disposal, and the compliance with all Environmental Laws.

         8. DEFAULT: In the event:

              a. any installment of rent, additional rent or other payment required to be made by the Tenant hereunder shall not be paid within ten (10) days after the due date thereof; or

              b. the Tenant defaults in the performance of observance of any other covenants or conditions of this Lease (excepting payment of rent) and such default remains unremedied for thirty (30) days after written notice thereof has been given to the Tenant by the Landlord; or

              c. the Tenant makes an assignment for the benefit of creditors; files a voluntary petition in bankruptcy; is adjudicated insolvent or bankrupt; petitions or applies to any tribunal for any receiver or any trustee of or for the Tenant or for any substantial part of its property; commences any proceeding relating to the Tenant or any substantial part of its property under any reorganization, arrangement, readjustment of debts, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, or there is commenced against the Tenant any such proceeding which remains undismissed for a period of sixty (60) days, or any order approving the petition in any such proceeding is entered, or the Tenant, by any act, indicates its consent to or acquiescence in any such proceeding or the appointment of a receiver of or trustee for the Tenant or any substantial part of its property or suffer any such receivership or trusteeship to continue undischarged for a period of sixty (60) days;

              then the Landlord may, at its option, immediately or at any time thereafter, without demand or notice, enter the Demised Premises or any part thereof, in the name of the Tenant, and repossess the same as the Landlord's former estate and expel the Tenant and those claiming through or under the Tenant and remove their effects forcibly, if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used for arrears of rent or preceding breach of covenant. Upon such entry, this Lease shall terminate and the Tenant covenants that, in case of such termination or in case of termination under the provisions of statute by reason of the default of the Tenant, the Tenant shall remain liable to the Landlord in an amount equal to the total rent reserved for the balance of the term, less the net amount (after deducting the expenses of repair, renovation, or demolition) which the Landlord realizes, or with due diligence would have realized, from the reletting of the Demised Premises, plus any and all attorney's fees and costs incurred by the Landlord in enforcing any of its rights and powers under this Lease.

         The Landlord shall have the right to relet the Demised Premises from time to time, upon such terms as it may deem fit, and if a sufficient sum shall not be thus realized to yield the net rent required under this Lease, the Tenant agrees to satisfy and pay all deficiencies as they may become due during each month of the remaining term of this Lease, or the Landlord may require the Tenant to pay to it as damages such lump sum as will suffice to make the Landlord whole for the balance of the then term of this Lease.

         Nothing herein contained shall be deemed to require the Landlord to await the date whereon this Lease, or the term hereof, would have expired had there been no default by the Tenant or no such termination or cancellation. The rights and remedies given to the Landlord in this Lease are distinct, separate, and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be to the exclusion of any of the others herein or by law or equity provided.

         Nothing contained in this section shall limit or prejudice the right of the Landlord to prove and obtain, in proceedings involving the bankruptcy or insolvency of the Tenant, the maximum amount allowed by any statute or rule of law at the time in effect.

         9. HOLDING OVER: If the Tenant shall remain in possession of the Demised Premises after expiration of the original or extended stated Term of this Lease, without the Landlord's consent, the Landlord may take such steps as may be required to remove the Tenant from the Demised Premises, and during the time of such holding over, Tenant shall be obligated to pay Base Annual Rent equal to 150% of the Base Annual Rent then in effect.

         10. PROPERTY REMAINING UPON DEFAULT: If, upon the expiration or earlier termination of this Lease, the Tenant fails to remove from the Demised Premises any personal property of whatever nature, said property may be removed by the Landlord and stored for the account of the Tenant, and if the Tenant shall fail to repossess said property within sixty (60) days after such expiration or earlier termination, such property shall be deemed to have been abandoned by the Tenant and may be appropriated, sold, destroyed, or otherwise deposed of by the Landlord without notice to the Tenant and without obligation to account therefor. The Tenant shall pay to the Landlord the cost incurred by Landlord in removing, storing, selling, destroying, or otherwise disposing of any such property.

         11. NOTICES: Any written notice, request, or demand required or permitted hereunder shall, until either party shall notify the other in writing of a different address, be postage prepaid, addressed to the Landlord at the address herein stated and to the Tenant at the Demised Premises, or given in hand by one party to the other and the other party, in writing, or by certified mail or by a recognized and reputable overnight courier.

         12. SUCCESSION: This Lease shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, administrators, and assigns.

         13. WAIVER: Any consent, express or implied, by the Landlord to any breach by the Tenant of any covenant or condition of this Lease shall not constitute a waiver by the Landlord of any prior or succeeding breach by the Tenant of the same or any other covenant or condition of this Lease. Acceptance by the Landlord of any rent or other prepayment with knowledge of a breach or default under any term hereof by the Tenant shall not constitute a waiver by the Landlord of any breach or default.

         14. GOVERNING LAW: This Lease shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

         15. WAIVER OF SUBROGATION: The Landlord and Tenant hereby release each other (and each person and legal entity claiming through each of them) from any and all liability or responsibility to the other (and each person and legal entity claiming through the other) by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties, or by sprinkler leakage, even if such fire, other casualty, or such leakage shall have been caused by the fault or negligence of the other party to anyone for whom such party may be responsible; provided, however, that its release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the coverage of said policies or prejudice the right of the releaser or the insurance company to recover thereunder. If extra costs shall be chargeable therefor, each and the other party, at its election, may pay the same but shall not be obligated to do so.

         16. DELAYS: In any case where either party hereto is required to do any act other than the making of any payment of rent or other monetary sum due Landlord hereunder, the time for performance thereof shall be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations, or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time, or a "reasonable time."

         17. LANDLORD'S FINANCING AND OTHER CONTINGENCIES: In the event that any change or amendment to this Lease agreement or any lease statements and estoppel certificates are required to be executed by the Tenant, and the Tenant shall unreasonably refuse to agree to such amendment, change, statement, or certificate, except for a change of a material term or provision adversely affecting the Tenant, and thereby Landlord shall be threatened with the loss of financing or the Landlord's financing shall be adversely affected thereby, the Landlord shall have the right, in addition to all other rights and remedies at law or in equity, to terminate this Lease and shall return on a pro rata basis any advance rent to the Tenant, and the Landlord shall, in addition to all other rights and remedies, be entitled to the payment on a pro rata basis any rent in arrears, including the tax and expense adjustments recited herein, and this Lease shall be void and without recourse to either party hereto.

         18. LANDLORD'S DEFAULT: In no case shall the Landlord be deemed to be in default under this Lease, unless the Tenant shall have first given notice in writing to Landlord specifying the nature of the default complained of and that the Landlord shall have failed to cure said default within a reasonable period of time after such notice.

         19. ACCEPTANCE OF DEMISED PREMISES: The Tenant accepts the Demised Premises in their present condition without representation or warranty, express or implied, in fact or by law, by the Landlord and without recourse to the Landlord as to the usability thereof or the fitness of the intended use to which the Demised Premises may be applied. The Landlord shall not be liable for any defects (latent or otherwise) in the Demised Premises existing as of the Effective Date or for any limitation on their use.

         20. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and may be delivered by hand or sent postage prepaid, by certified United States mail, to the following addresses:

              To Landlord:              33 Bridge Street, LLC
                                        c/o Andrew Green
                                        Green Realty Corporation
                                        9900 Carver Road, Suite 102
                                        Cincinnati, OH 45242

              With a copy to:           Stewart L. Horn
                                        100 Riverside Place
                                        Unit 103
                                        Covington, KY 41011

              With a copy to:           Thomas H. Bergman, Esq.
                                        Statman, Harris, Siegel & Eyrich, LLC
                                        2900 Chemed Center
                                        255 E. Fifth Street
                                        Cincinnati, Ohio 45202

              To Tenant:                Wakefield Thermal Solutions, Inc.

                                        33 Bridge Street
                                        Pelham, New Hampshire  03076
                                        Fax No. 603-635-5260
                                        attn:  James Polakiewicz

              With copies to:           Robert W. Forman
                                        Shapiro Forman Allen & Miller LLP
                                        380 Madison Avenue
                                        New York, New York 10017
                                        Fax No. 212-557-1275

         21. COUNTERPARTS: This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original and all collectively but one and the same instrument.

         22. SECURITY: Upon execution of this Lease, Tenant shall deliver to Landlord the sum of One Hundred Thousand Dollars ($100,000.00) (the "Security"), as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease. Landlord shall maintain such Security deposit in a segregated, interest-bearing account and shall return the principal and all accumulated interest, less any amount utilized as a result of Tenant's failure to perform its obligations hereunder within 30 days after the expiration of the Term.

         23. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and cannot be changed or terminated orally, but only by an instrument in writing executed by the parties. All previous negotiations and communications between the parties relating to this Lease, whether oral or written, are superceded by this Lease and deemed revoked.

         24. REORGANIZATION. In the case of any reorganization, merger, sale of all or substantially all of the assets or similar transaction involving or affecting Tenant, including any transfer of control or transfer of a majority of shares, Landlord may elect to have, and Tenant shall cause, a buyer, affiliate, transferee, its successor, assign or related entity to Tenant, execute a guaranty of this Lease or similar document in form reasonably satisfactory to Landlord.

         25. SEPARABILITY. Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances shall at any time be invalid and unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

         26. SAVINGS CLAUSE. No provision contained in this Lease which purports to obligate the Tenant to pay any amount of interest or any fees, costs, or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

         27. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover money or judgment against Landlord, Tenant agrees that it shall look solely to Landlord's equity in the Demised Premises for any recovery, and Landlord shall not be liable for any deficiency and satisfaction of Tenant's judgment.

         28. NET LEASE. This is an absolutely net lease to Landlord. It is the intent of the parties hereto that the Base Annual Rent payable under this Lease shall be an absolutely net return to the Landlord and that the Tenant shall pay all costs and expenses relating to the Demised Premises and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Demised Premises which is not expressly declared to be that of the Landlord shall be deemed to be an obligation of the Tenant and to be performed by the Tenant at the Tenant's expense. Base Annual Rent, any additional rent, and all other sums payable hereunder by Tenant, shall be paid without notice (except as expressly provided herein), demand, setoff, counterclaim, abatement, suspension, deduction or defense.

         IN WITNESS WHEREOF, the parties have caused this Lease to be executed and delivered this 1st day of October, 2002.

WITNESS:                                   LANDLORD
                                           33 Bridge Street, LLC
                                           a Nevada limited liability company

/s/                                        By: /s/
-----------------------                       -----------------------
                                                Authorized Signatory

                                           TENANT
                                           Wakefield Thermal Solutions, Inc.


/s/                                        By: /s/
-----------------------                       -----------------------
                                                    Duly Authorized

                                    EXHIBIT A

                                 LEASE GUARANTY

      THIS GUARANTY is made as of _________ __, 2002, by ALPHA TECHNOLOGIES GROUP, INC., a Delaware corporation ("Guarantor") to 33 BRIDGE STREET, LLC, a Nevada limited liability company ("Landlord").

                                   WITNESSETH:

         1. For valuable consideration, receipt of which is acknowledged, and to induce Landlord to enter into the Lease with Wakefield Thermal Solutions, Inc., a Delaware corporation ("Tenant"), Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Tenant under the Lease and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Lease, including without limitation, Base Annual Rent (the "Guaranteed Obligations"). Each individual Guarantor under this Guaranty shall be jointly and severally liable for the Guaranteed Obligations. Subject to
Section 2(j) below, the obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed and discharged.

         2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of an event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance or discharge of any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Lease or the Guaranteed Obligations in any respect; (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord under the Lease; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Tenant or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of Tenant from the payment, performance or discharge of any or all of the Guaranteed Obligations; (h) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under this Guaranty;
(i) the invalidity or unenforceability of any or all of the Guaranteed Obligations or (j) an assignment or subletting, extension or renewal of the Lease unless the said assignee provides a guaranty of payment and performance and has a net worth equal to or greater than that of Tenant and Guarantor. Guarantor acknowledges that Landlord would not enter into the Lease without this Guaranty and that Landlord is relying on this Guaranty.

         3. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations. Guarantor agrees that Landlord shall have the right to proceed against Guarantor directly and independently of Tenant. A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or Tenant is joined in any such action. Guarantor authorizes Landlord and Tenant, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor's liability under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Lease or the Guaranteed Obligations or otherwise change the terms of the Lease or the Guaranteed Obligations, to take and hold security for the Guaranteed Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by Tenant or Landlord. Guarantor waives all rights to require Landlord to proceed against Tenant, to proceed against or exhaust any security held by Landlord, or to pursue any other remedy in Landlord's power. Landlord shall have the right to exercise any right or remedy it may have against Tenant or any security held by Landlord. Guarantor waives the right, if any, to the benefit of, or to direct the application of, any security held by Landlord. Guarantor waives (a) any defense arising out of any alteration of the Guaranteed Obligations, (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any security held by Landlord, and (c) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation or reduction from any cause whatsoever of the liability of Tenant other than full payment, performance and discharge of the Guaranteed Obligations. The cessation or reduction of the liability of Tenant for any reason other than full payment, performance and discharge of the Guaranteed Obligations shall not release or affect in any way the liability of Guarantor under this Guaranty.

         4. If Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed against Tenant, or Tenant makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the Guaranteed Obligations are modified or abrogated, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of the Guaranteed Obligations must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made. No payment or performance by Guarantor shall give Guarantor any right of subrogation to any rights or remedies of Landlord against Tenant. Guarantor waives all rights of subrogation to any rights or remedies of Landlord against Tenant and Guarantor waives all other rights of subrogation or reimbursement with respect to Tenant that might otherwise arise from the performance of this Guaranty by Guarantor.

         5. Guarantor assumes the responsibility for being and keeping Guarantor informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the Guaranteed Obligations which diligent inquiry would reveal, and Guarantor agrees that Landlord has no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstance. Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Tenant defaults in the payment, performance or discharge of the Guaranteed Obligations. Notwithstanding any such payments and performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Tenant. It is not necessary for Landlord to inquire into the capacity, authority or powers of Tenant or the partners, directors, officers, employees or agents acting or purporting to act on behalf of Tenant, and all of the Guaranteed Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed hereunder. Guarantor hereby subordinates all indebtedness of Tenant to Guarantor now or hereafter held by Guarantor to all indebtedness of Tenant to Landlord. If requested by Landlord, Guarantor shall collect, enforce and receive all such indebtedness of Tenant to Guarantor as trustee for Landlord, and Guarantor shall pay such indebtedness to Landlord on account of the indebtedness of Tenant to Landlord, but without otherwise reducing or affecting in any manner the liability of Guarantor under this Guaranty.

         6. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which are incurred by Landlord in the enforcement of this Guaranty. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected. This Guaranty may not be amended or modified in any respect except by a written agreement signed by Guarantor and Landlord. As used in this Guaranty, the singular shall include the plural. This Guaranty shall bind and inure to the benefit of Guarantor and Landlord and their respective personal representatives, heirs, successors and assigns. This Guaranty shall be governed by and construed in accordance with the laws of the state in which the Property is located.

         7. Upon assignment of the Lease by Tenant and delivery of a guaranty as set forth in Sections 5(e) and 24 of the Lease by an entity with a net worth equal to or greater than Guarantor's, this Guaranty shall terminate.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date set forth above.


SIGNED AND ACKNOWLEDGED                                       GUARANTOR:
IN THE PRESENCE OF:                                  ALPHA TECHNOLOGIES GROUP, INC.

/s/                                                  By: /s/ Jim Polakiewicz
-----------------------------                           -----------------------------
Witness                                                       Jim Polakiewicz
                                                              Chief Financial Officer
-----------------------------
Print Name
/s/
-----------------------------
Witness

-----------------------------
Print Name

STATE OF
        -----------    SS:
COUNTY OF
         ---------------

         The foregoing instrument was acknowledged before me this 27th day of September 2002 by Jim Polakiewicz, the Chief Financial Officer of Alpha Technologies Group, Inc., a Delaware corporation, on behalf of the Guarantor.


                                  --------------------------
                                  Notary Public

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